                                                                    EXHIBIT 10.4

                                 Loan Agreement
                                 --------------

This Agreement is made at the Thai Farmers Bank Public Company Limited, Navanakom Branch on June 27, 2002 by and between;

The Thai Farmers Bank Public Company Limited having its registered office at No. 1 Thai Farmers Lane, Ratburana Road, Khwaeng Ratburana, Khet Ratburana, Bangkok 10140 Thailand (hereinafter referred to as the "Lender"); and

Pemstar (Thailand) Limited having its registered office at 129/1 Moo 5, Tumbon Banpoe, Amphur Bangpa-In, Pranakorn Sri Ayudhaya (hereinafter called the "Borrower") .

Whereas, the Borrower wishes to borrow from the Lender the aggregate principal amount of Baht 300,000,000.-(Baht Three Hundred Million Only) and;

Whereas, the Lender is willing to lend the Borrower such loan upon the terms and conditions of this Agreement hereinafter set forth.

Now, therefore, the Lender and the Borrower hereto hereby agree as follows;

1. The Borrower agrees to borrow from the Lender and the Lender agrees to lend the Borrower the aggregate principal amount of Baht 300,000,000.- (Baht Three Hundred Million Only) (hereinafter referred to as the "Principal"), provided that the Borrower shall draw the Principal from the Lender in accordance with the following terms and conditions;

         (a) the Borrower will draw a portion of the Principal from the Lender in the amount of Baht 200,000,000.-(Baht Two
                  Hundred Million Only) upon the completion of the mortgage registration over the land title deed No. 4789 Tumbon Banlane, Amphur Bangpa-In, Pranakorn Sri Ayudhaya together with the buildings and/or constructions erected and/or to be erected thereon in the future to secure the amount in clause 1(a) plus any accrued interest thereon and to secure the amount which will be provided by short-term loan to be evidenced by promissory notes provided that such amount of short-term loan shall not exceed Baht 100,000,000.-(Baht One Hundred
                  Million Only) plus any interest thereon; and

         (b) for the remaining portion of the Principal which is the amount of Baht 100,000,000.- (Baht One Hundred Million Only), the Borrower shall draw such amount upon the completion and acceptance by the Lender of the Letter of Guarantee from Pemstar Inc., United States of America, the Borrower's parent company and the paid up capital of the Borrower must be at least Baht 100,000,000.- (Baht One Hundred Million Only) .

         Provided, always, that, the Borrower shall draw the Principal from the Lender upon the Borrower's submission of the request for drawing and upon the terms and conditions set forth herein, as well as upon the Lender's sole discretion that such request for drawing of the Borrower deemed appropriate and necessary. For such request of drawing, the Borrower shall inform the Lender by virtue of execution and delivery to the Lender a Notice of Drawing in the form of APPENDIX A attached hereto which shall be deemed as an integral part hereof.

         The Borrower shall completely draw the Principal from the Lender within 1 (one) year from the date of this Agreement (hereinafter referred to as the "Availability Period"). However, if the Borrower fails to comply with the aforesaid condition or fails to draw the Principal in compliance with the Availability Period, or if at any time in the reasonable discretion of the Lender there shall exist any situation which indicates that the performance by the Borrower of its obligations under this Agreement cannot be expected, the Lender may; by notice to the Borrower; suspend or cancel the right of the Borrower to draw the Principal. Upon such giving notice, any non-drawing portion of the Principal shall be suspended or cancelled as the case may be. The exercise of any right hereof by the Lender shall not preclude the Lender from exercising the rights under any other provision of this Agreement.

         Any prepayment made under this Agreement shall be made together with a fee at the rate of 2% (Two Percent) of the amount prepaid.

         The Borrower may cancel the whole or part of the unutilized commitment under this Agreement by giving the Lender not less than 30 (Thirty) days prior written notice to that effect specifying the date and the amount of the proposed cancellation. Any amount undrawn at the end of the Availability Period shall be deemed cancelled.

         Any cancellation shall be made together with a 1% (One Percent) flat fee on the amount cancelled.

2. Upon receipt of a Notice of Drawing, within five working days the Lender shall advance to the Borrower the portion of the Principal as specified in the Notice of Drawing or the portion of the Principal that the Lender deems appropriate on such drawing date, and simultaneously the Borrower shall execute and deliver to the Lender the Receipt in the substantial form of APPENDIX B attached hereto which shall be deemed as an integral part hereof, evidencing the Borrower's receipt of such Principal being advanced by the Lender hereunder.

3. The Borrower agrees to monthly pay interest to the Lender on the unpaid balance of the Principal from time to time outstanding, commencing from the drawing date until maturity (whether by acceleration or otherwise) at the rate per annum and in accordance with the period therefore as follows:

         3.1 at the rate of 5% (Five Percent) per annum for the period of 24 (Twenty Four) months, commencing from the execution date hereof and;

         3.2 at the rate of Lender's MLR - 1% (Minimum Loan Rate subtract from 1 Percent) for the period of 36 (Thirty Six) months, commencing upon the end of the 24th (Twenty Fourth) month as mentioned in sub-clause 3.1 above.

         The Lender's MLR (Minimum Loan Rate) shall hereby mean the most favorable rate as from time to time quoted and charged by the Lender to its prime customers for the loan which repayment period not less than one year, provided that the Lender's MLR (Minimum Loan Rate) shall be subject to change without any prior notice to the Borrower. The said Lender's MLR (Minimum Loan Rate) as of the execution date hereof is 7% (Seven Percent) per annum.

         The Borrower also agrees to pay interest, on the Lender's demand, on overdue Principal from time to time default up to the time of actual payment, at the default interest rate announced; from time to time; by the Lender and charged from the Lender's customers who defaulted in repayment or payment which as of the execution date hereof, the default interest rate is 13.50% (Thirteen Point Five Percent) per annum. The Borrower agrees and acknowledges that such default interest rate is subject to change, without any notice to the Borrower, by the Lender from time to time.

4. The Borrower agrees to monthly repay the drawdown Principal to the Lender in 60 (Sixty) installments with each amount being in an amount of Baht 5,000,000.-(Baht Five Million Only) for every month.

         If the first drawdown is made within the 15th(Fifteenth) day of any month, the first repayment shall commence from the month in which such first drawdown is made and be payable on the last banking day of such month. If the first drawdown is made after the 15th(Fifteenth) day of any month, the first repayment shall commence from the next succeeding month and be payable on the last banking day of such month. The Borrower shall make such monthly repayment to the Lender within the last banking day of each month at the Lender's office and within the banking hours. The amount of each repayment installment shall be made equally and consecutively.

         However, the Borrower shall completely and fully repay the Principal and completely and fully pay the interest accrued thereon to the Lender within 60 (Sixty) months from the month in which the first drawdown is made.

5. If any date of repayment and/or payment of the Principal and/or interest and/or fees and/or expense, etc. due by the Borrower under this Agreement shall fall on the Lender's holiday, the Borrower agrees to repay and/or pay such amount due on the business day preceding to any of the aforesaid dates.

6. As collateral and as security for the Borrower's obligations and liabilities hereunder, the Borrower shall:

         6.1 provide for the Lender a Letter of Guarantee; from the Borrower's parent company - Pemstar Inc., United States of America - of which such Letter of Guarantee shall guarantee the amount specified in Clause 1(b) and shall be in the form acceptable and satisfactory to the Lender; and

         6.2 execute a first priority mortgage registration over the land title deed No. 4789, Tumbon Banlane, Amphur Bangpa-In, Pranakorn Sri Ayudhaya, together with the buildings and/or constructions erected and/or to be erected thereon in the future to secure the amount specified in Clause 1(a).

7. As the benefit hereof, the Borrower shall take out fire insurance against any loss and/or damage with full covering of the buildings and /or constructions erected and/or to be erected in the future on the lands under the title deeds mentioned in Sub-Clause 6.2 above, at the insurance value determined by the Lender. The Borrower shall obtain such insurance and/or renewal of the insurance policy throughout the period of time that the Lender has not been repaid in full amount of the indebtedness as specified hereunder. The Borrower hereby agrees that the insurance policy shall be endorsed to specify the Lender as the beneficiary under such the insurance policies in the event of loss occurring and the Borrower shall be responsible for all of the insurance premium. The insurance company and/or re-insurance company and form and substance of insurance shall have to be satisfactory to the Lender.

8. Throughout the term of this Agreement and/or as long as the Borrower still obligates or still be liable to the Lender hereunder, the Borrower shall maintain the Borrower's Debt to Equity Ratio (D/E Ratio) at the ratio as follows:

         8.1      as of March 31, 2003; at the ratio not exceeding 2.3:1; and

         8.2      as of March 31, 2004; at the ratio not exceeding 2:1

9. Upon a declaration of acceleration under Clause 11. and/or Clause 12. or on the maturity date of repayment under Clause 4. or on the interest payment date under Clause 3, the Lender is hereby irrevocably authorized at any time and from time to time, without notice to the Borrower to set-off and to appropriate and apply any and all deposits (general or special or otherwise) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lender under this Agreement, irrespective of whether or not the Lender shall have made any demand hereunder and although said obligations, liabilities or claims or any of them, shall be contingent or immaturity.

10. The Borrower covenants and agrees that so long as this Agreement is in effect and until all of the obligations of the Borrower incurred hereunder are paid in full, unless waived in writing by the Lender; the Borrower will:

         10.1 furnish to the Lender within 120 (One Hundred and Twenty) days after the end of each fiscal year, copies of the Borrower's audited financial statements for such fiscal year of which certified by and authorized director of the Borrower including other information respecting to the financial conditions and operations of the Borrower as the Lender may from time to time reasonably request,

         10.2 ensure that the representations and warranties of the Borrower contained in this Agreement remain at all times true and accurate,

         10.3 preserve and maintain its corporate existence and of its rights, licenses, powers, privileges and franchises; conduct its business in an orderly efficient and regular manner; comply with the requirement of all governmental authorities having jurisdiction; and keep proper books and records,

         10.4 promptly give notice to the Lender of all litigation and of all proceedings by or before any governmental agency and of all disputes concerning the Borrower or any of its assets which may have a material adverse effect on the Borrower.

         10.5 upon request of the Lender, give any representative of the Lender access during normal business hours to examine or make extracts from such of the books records and documents of the Borrower as may be pertinent to its ability to perform hereunder and to inspect any of its properties.

         10.6 keep all its properties useful or necessary in its business in good working order and condition.

11. Until the payment in full of any all amounts payable by the Borrower hereunder, the Borrower agrees that the Borrower shall not, without prior written consent of the Lender which will not be reasonably withheld:

         11.1 create, incur or suffer to exist any mortgage, pledge, lien, security interest of other charge or encumbrance upon or with respect to any of its properties or assets, present or future except to secure the indebtedness of the Borrower under this Agreement.

         11.2 create, incur, issue, assume or guarantee any debt or liability for borrowed money other than the indebtedness to the Lender hereunder,

         11.3 amend or permit to amend in any material or significant respect of any of the provisions of its Memorandum or Articles of Association, including any increase or reduction of its capital,

         11.4 enter into any contract, which may have a material adverse effect on the ability of the Borrower to service its debt,

         11.5 enter into any merger or consolidation, or sell, lease or otherwise transfer all or a substantial potion of its assets, except for the sale in the exercise of good business judgment of any assets being no longer usable because of damage or wear and tear otherwise being uneconomical for continued use, except with in the normal cause of business.

12. At the option of the Lender and without necessity of demand or notice, all obligations and liabilities of the Borrower hereunder shall immediately become due and payable irrespective of the period so specified in Clause 4. or any extension thereafter and all of the commitment of the Lender hereunder shall thereupon cease, upon the occurrence of any of the following events:

         12.1 default in payment of any obligation of the Borrower to the Lender when it has been due;

         12.2 default in the due performance of any term, covenant or undertaking of the Borrower in the this Agreement;

         12.3 default in payment of any other indebtedness in excess of four million baht on its maturity;

         12.4 any representation or warranty given, made or deemed to be made by the Borrower in pursuant to this Agreement is on prove to have been untrue, incorrect or misleading in any respect when given, made or deemed to be made;

         12.5 the dissolution, insolvency, failure in business of the Borrower;

         12.6 commission of any act which could be presumed that the Borrower is insolvent under the Bankruptcy Law;

         12.7 the Borrower's position has been materially changed which in the opinion of the Lender may cause detriment to the Lender, substantiated by the circumstances and information obtained and considered to continue when this Agreement was made;

         12.8 the issuance of any notification, regulation, order, instruction, directive, ruling, or any similar instrument of the Bank of Thailand and/or Ministry of Finance thereby shall prevent the Lender from granting any more credit facility or restrict the credit granting activities of the Lender, or further honoring of the drawing(s) hereunder may cause the abuse of such notification, regulation, order, instruction, directive, ruling, or instrument by the Lender;

13.      The Borrower represents and warrants:

         13.1 that it is a limited company duly registered and in good standing under the laws of Thailand, is duly qualified and has all licenses and permission required at this time and is in the process of securing same to carry on it proposed operations;

         13.2 that the making and performance of this Agreement and the transactions contemplated herein are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals, and do not contravene any law or result in the breach of or constitute a default under any agreement, instrument, order, or injunction by which the Borrower or any of its properties may by bound or effected.

         13.3 that this Agreement will be legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

         13.4 that there are no pending or threatened actions or proceeding before any court or administrative agency which may materially adverse affect the Borrower's financial conditions or operations.

14. The Borrower shall bear sole responsibility for payment of stamp duties of this Agreement together with any expense paid by the Lender in connection with this Agreement.

15. The Borrower agrees to pay and/or reimburse to the Lender for and against all expenses whatsoever incurred in connection with this Agreement, including legal fees in connection with the preparation, execution and enforcement of this Agreement.


16. The Borrower shall fully indemnify the Lender for and against any expense, loss, cost damage or liability (as to the amount of which the certificate of the Bank shall, in the absence of manifest error, be conclusive) which any of them may incur as a consequence of the occurrence of any of any Event of Default, of any failure to borrow in accordance with the Drawing Notice or of any prepayment under this Agreement or of any increase in the cost to the Lender for maintaining the loan under this Agreement or otherwise in connection with this Agreement. Without prejudice to its generality, the foregoing indemnity shall extend to any interest, fees of other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount and to any loss (excluding loss profit) premium, penalty or expense which may be incurred in liquidating or employing deposits from third parties acquired to make, maintain or fund the loan (or part of it) or any other amount due or become due under this Agreement.

17. This Agreement is executed in English. It shall be governed and construed by the Law of Thailand. In the event that it is necessary to file a lawsuit with this Agreement, the parties to this Agreement shall file the lawsuit with or submit the matter to the Court in Thailand.

18. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

19. If at time any provision hereof is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

20. The provisions of this Agreement supersede all prior agreements or understanding orally or in writing inconsistent herewith, and shall constitute the only agreement between the parties with respect to the subject matter herein.

21. This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case by all the parties hereto shall constitute a full and original agreement for all purposes.

22. All correspondence and/pr notices sent by the Lender to the Borrower by registered post, or sent by hand, if sent to the address mentioned above, shall be deemed to have duly sent to the Borrower, irrespective whether they have been received. If such correspondence and/or notices cannot be sent because of a change of address or the building had been removed, without the Lender having been notified in writing by the Borrower, or if the above or the changed address cannot be located, the Borrower shall be deemed to have duly received and acknowledged such correspondence and/or notices.

23. Each party hereto hereby declares and confirms that it has thoroughly read and understood all the terms of this Agreement and has found that such terms correspond with its intention and that prior to its execution of this Agreement, and has considered that such terms are fair and satisfactory for the purpose of the financial accommodation.

In Witness Whereof, the parties have caused this Agreement to be duly executed as of the day and year herein above set forth.

         For and on behalf of Pemstar (Thailand) Limited

                   Signed  /s/ Laddawan Maisonti             The Borrower
                           -------------------------------
                           (By Laddawan Maisonti)

                   Signed  /s/ Buranee Arunpairojana         The Lender
                           -------------------------------
                           (By Buranee Arunpairojana)

                   Signed  /s/ Kent Nilubol                  Witness
                           -------------------------------
                           (By Kent Nilubol)

                   Signed  /s/ Wannee Phongsak               Witness
                           -------------------------------
                           (By Wannee Phongsak)

                                   APPENDIX A
                                   ----------

                                NOTICE OF DRAWING
                                -----------------

                                                       Date  June 28, 2002
                                                           --------------------


TO: THE THAI FARMERS BANK PUBLIC COMPANY LIMITED

                      Re: Baht 300,000,000.- Loan Facility
                      ------------------------------------

Dear Sirs:

Pursuant to the terms of Clause 1. of Loan Agreement dated June 27, 2002 between The Thai Farmers Bank Public Company Limited as the Lender and Pemstar (Thailand) Limited as the Borrower, we; Pemstar (Thailand) Limited;
hereby give you this notice that we wish to draw the Principal sum of Baht 200,000,000 (two hundred million baht only).

On the 28th date of June, 2002.

We greatly appreciate all your dedicated service.

                                Very truly yours,

                   Signed   /s/ Laddawan Maisonti           The Borrower
                           -------------------------------
                           (By Mrs.  Laddawan Maisonti)

                   For and on behalf of Pemstar (Thailand) Limited

                                   APPENDIX B
                                   ----------

                                     RECEIPT
                                     -------

                                                      Date June 28, 2002
                                                          ---------------------

We Pemstar (Thailand) Company Limited ("the Borrower"), have duly received from The Thai Farmers Bank Public Company Limited ("the Lender") the Principal amount of Baht 200,000,000 (two hundred million baht only) in accordance with the Loan Agreement date entered in to by and between the Borrower and Lender.

In Witness Whereof, the Borrower has caused this receipt to be duly executed and delivered to the Lender on the date as written above.

                   Signed   /s/ Laddawan Maisonti            The Borrower
                           -------------------------------
                           (By Mrs. Laddawan Maisonti)

             For and on behalf of Pemstar (Thailand) Company Limited

                   Signed   /s/ Kant Nilubol                 The Borrower
                           -------------------------------
                           (By Mr. Kant Nilubol)

                   Signed   /s/ Weera Ruedeesarnt            The Borrower
                           -------------------------------
                           (By Mr. Weera Ruedeesarnt)

                               GUARANTEE AGREEMENT
                               -------------------

                                        Executed at Rochester, Minnesota, U.S.A.
                                                             Date: June 25, 2002

1. In consideration of financial accommodation in the form of a mortgage loan facility to Pemstar (Thailand), Ltd. with its registered office at Hi-tech Industrial Estate (EPZ Zone 1), 129/1 Moo 5, Asia-Nakornsawan Highway, Ban-Po, Bangpa-In, Ayutthaya 13160, Thailand (hereinafter called "the Borrower"), by Thai Farmers Bank Public Company Limited with its registered office at 1 Thai Farmers Lane, Ratburana Road, Bangkok, Thailand (hereinafter called "the Bank"). We, Pemstar Inc., a Minnesota U.S.A. Corporation, with our registered office at 3535 Technology Drive NW, Rochester, Minnesota 55901, U.S.A. (hereinafter called "the Guarantor"), irrevocably and unconditionally guarantee to the Bank for any due payment and/or for any due repayment, whether by acceleration or otherwise, of any and all indebtedness or liabilities, whether direct or indirect, absolute or contingent, joint, several or independent, of the Borrower to the Bank up to the aggregate principal sum of Baht 100.00 million (Baht One Hundred Million only), together with interest, commission, charges, expenses as may be due thereon from the Borrower.

2. The Guarantor agrees that the Bank may, in its absolute discretion and without prejudice to or in any way limiting or lessening the liability of the Guarantor under this guarantee, extend credit to the Borrower in such amount as the Bank may determine, whether for a greater or lesser amount than is hereby guaranteed, grant extensions of time or other indulgences, change the interest rate, take or give up or modify, vary, exchange, renew or abstain from perfecting or taking advantage of any security, accept or make composition or other arrangements, discharge or release any party or parties, realize on any security and otherwise deal with the Borrower and co-guarantor and other parties and security as the Bank may deem expedient.

3. This shall be a continuing guarantee and shall cover all liabilities of the Borrower, and where more than one, the several obligations of each as well as the joint obligations, including those incurred up to such time as the Bank shall have been given notice in writing by the Guarantor to make no further advantages on this guarantee.

4. This guarantee shall secure any balance due or owing from time to time and at any time from the Borrower to the Bank, notwithstanding any payments from time to time made to the Bank or any settlement of account or any other thing whatsoever, and no payments made by or on behalf of the Guarantor to the Bank shall be held to discharge or diminish the continuing liability of the Guarantor hereunder, unless written notice is given to the Bank at the time of making such payments that the same are being made for the purpose of liquidating such liability and, until full payment of all indebtedness and liabilities (including interest), present and future and whether or not payment thereof is guaranteed hereby, of the Borrower to the Bank, the Guarantor waives all right of subrogation and all benefit of our right to participate in any security now or hereafter held by the Bank.

5. All demands, presentments, notices of protest and of dishonor and notices of every kind or nature, including those of any action or non-action on the part of the Borrower, the Bank, and co-guarantor or any creditor of the Borrower, the Bank, and any co-guarantor or any other persons whomsoever, are expressly waived by the Guarantor. The Guarantor hereby waives the right to require the Bank to make a prior proceeding against the Borrower, any co-guarantor or any other party or to prior proceed against or apply any security it may hold, and waives the right to require the Bank to pursue any other remedy for the benefit of the Guarantor, and agrees that the Bank may proceed against the Guarantor for the amount hereby guaranteed without taking any action against the Borrower, any co-guarantor or any other party and without prior proceeding against or applying any security it may hold. The Guarantor waives the right to plead any and all statutes of limitations as a defense to this guarantee and to any indebtedness or liability hereby guaranteed, and shall constitute a further waiver by the Guarantor of the right to plead any and all statutes of limitations as defense to the guarantee and to any indebtedness or liability hereby guaranteed.

6. The Bank is not to be concerned to see or inquire into the powers of the Borrower or its directors, officers, or other agents acting or purporting to act on its behalf, the Guarantor hereby representing that such power exists, and money in fact borrowed from the Bank in the professed exercise of such powers shall be deemed to form part of the liabilities guaranteed, even though the borrowing or obtaining of such money be in excess of the powers of the Borrower or of the directors, officers, or other agents thereof, or shall be in any way irregular or defective or informal.

7. The Guarantor agrees to pay a reasonable attorney's fee and all other costs and expenses which may be incurred by the Bank in connection with this guarantee or in the collection of any of said liabilities from the Borrower or the Guarantor.

8. This guarantee shall inure to the benefit of and bind the successors and assignors of the Guarantor, and shall be construed as the joint and several obligation of the Guarantor with the Borrower. This guarantee shall be construed in accordance with the law of Thailand. In the event that it is necessary to file a lawsuit in connection with this Agreement, the parties hereto shall file suit with or submit the matter to the Civil Court of Thailand. Notwithstanding the foregoing, the Bank shall have the right to proceed against the Guarantor under this Agreement in appropriate court of any country, as it deems expedient. Notice of acceptance of this guarantee is hereby waived.

9. This guarantee is in addition to and exclusive of the guarantee(s) of any other guarantor(s) and of any and all prior guarantees of any of the Guarantor of indebtedness or liabilities of the Borrower to the Bank; and this guarantee shall in no way limit or lessen any of the liability, howsoever arising, of any of the Guarantor for payment of indebtedness or liabilities which are hereby guaranteed.

         IN WITNESS WHEREOF, the Guarantor, by its authorized representative, has caused this Guarantee Agreement to be duly executed on the date as herein above set forth.

GUARANTOR
PEMSTAR INC.

By:  /s/ Allen Berning                  /s/ Linda U. Feuss
     ---------------------------        ---------------------------------------
                                        Witness
Its: Chief Executive Officer
     ---------------------------
                                        /s/ William Kullback
                                        ---------------------------------------
                                        Witness


State of Minnesota
County of Olmsted

This instrument was acknowledged before on June 25, 2002 by Allen Berning as Chief Executive Officer of Pemstar Inc.


                                        /s/ Jayne M. Desorcie
                                        ---------------------------------------
                                        Notary Public


Sworn to before me this 25th day of June 2002 by Linda U. Feuss.

/s/ Jayne M. Desorcie
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Notary Public

Sworn to before me this 25th day of June 2002 by William Kullback.

/s/ Jayne M. Desorcie
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Notary Public


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